                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 10, 1999,
except for Note 7, as to which the date is April   , 1999, in the Registration
Statement (Form S-1) and related Prospectus of Ask Jeeves, Inc. for the
registration of          of its common stock.

                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California
April 29, 1999

--------------------------------------------------------------------------------

    The foregoing consent is in the form that will be signed upon the completion of the reincorporation in Delaware and 1 for 2 reverse stock split as described in Note 7 to the financial statements.

                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California
April 29, 1999